Exhibit 2.3

AMENDMENT NO. 2 TO

DEFINITIVE MERGER AGREEMENT

By and Among

DRUGS MADE IN AMERICA

A Publicly Traded Special Purpose Acquisition Company

and

POWER ANALYTICS GLOBAL CORP

A Private AI and Analytics Company

Dated: April 30, 2026

This Amendment No. 2 (this “Amendment”) is made and entered into as of April 30, 2026 (the “Amendment Date”), by and among Drugs Made In America (“DMAA”) and Power Analytics Global Corp (“PAGC”). DMAA and PAGC are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Definitive Merger Agreement, dated as of April 29, 2026 (the “Original Agreement”), as amended by Amendment No. 1 thereto, dated as of April 30, 2026 (“Amendment No. 1,” and together with the Original Agreement, the “Existing Agreement”);

WHEREAS, Section 11.1 of the Existing Agreement, as amended by Amendment No. 1, contains placeholders for (i) the DMAA email address and (ii) the PAGC street address, which the Parties wish to complete prior to the public disclosure of the transactions contemplated by the Existing Agreement;

WHEREAS, Section 11.3 of the Original Agreement provides that the Existing Agreement may be amended, modified, or supplemented by a written instrument executed by all Parties; and

WHEREAS, the Parties desire to amend the Existing Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms.

Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Existing Agreement.

2. Amendment of Section 11.1 (Notices).

The notice address blocks set forth in Section 11.1 of the Original Agreement, as amended by Amendment No. 1, are hereby deleted in their entirety and replaced with the following:

If to DMAA:

Drugs Made In America

Attn: Roger E. Bendelac, Chief Executive Officer

420 Lexington Avenue, Suite 1402

New York, NY 10170

Email: rbendelac@protonmail.com

If to PAGC:

Power Analytics Global Corp

Attn: Keith Barksdale, Executive Chairman

903 Hudson Street Hoboken, NJ 07030

Email: kbarksdale@poweranalytics.com

3. No Other Modifications; Ratification.

Except as expressly amended by this Amendment, the Existing Agreement remains unchanged and in full force and effect, and is hereby ratified and confirmed by the Parties. From and after the Amendment Date, all references in the Existing Agreement to “this Agreement,” “hereof,” “herein,” “hereunder,” and words of similar import shall mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Counterparts; Electronic Signatures.

This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument. Delivery of an executed counterpart by electronic transmission (including PDF or DocuSign) shall be effective as delivery of a manually executed original counterpart.

5. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, as more fully set forth in Section 10.1 of the Original Agreement, as amended.

6. Entire Agreement.

The Existing Agreement, as amended by this Amendment, together with all Exhibits and Appendices attached thereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect thereto.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their respective duly authorized officers as of the Amendment Date first written above.

DRUGS MADE IN AMERICA
Acquiror / SPAC

Signature:	/s/ Roger E. Bendelac	Date: 04/30/2026
Name:	Roger E. Bendelac
Title:	Chief Executive Officer

POWER ANALYTICS GLOBAL CORP
Target / Operating Company

Signature:	/s/ Keith Barksdale	Date: 04/30/2026
Name:	Keith Barksdale
Title:	Executive Chairman